EXHIBIT 99.1

Earnings Press Release dated October 15, 2009

INVESTOR CONTACT:	Jared Shaw
Investor Relations
203.338.4130
jared.shaw@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

OCTOBER 15, 2009

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER EARNINGS OF $27 MILLION OR $0.08 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $26.8 million, or $0.08 per share, for the third quarter of 2009, compared to $25.3 million, or $0.08 per share, for the second quarter of 2009, and $46.0 million, or $0.14 per share, for the third quarter of 2008. Third quarter 2009 earnings reflect an increase in the net interest margin despite pressure associated with the historically low interest rate environment and the company’s asset sensitive balance sheet, and an increase in the provision for loan losses due, in part, to the partial charge-off of a previously disclosed non-performing shared national credit.

For the third quarter of 2009, return on average tangible assets was 0.55 percent and return on average tangible stockholders’ equity was 3.0 percent, compared to 0.53 percent and 2.8 percent, respectively, for the second quarter of 2009. At September 30, 2009, People’s United Financial’s tangible equity ratio stood at 18.6 percent.

The Board of Directors of People’s United Financial declared a $0.1525 per share quarterly dividend, payable November 15, 2009 to shareholders of record on November 1, 2009. Based on the closing stock price on October 14, 2009, the dividend yield on People’s United Financial common stock is 3.9 percent.

“Our third quarter performance reflects continued growth in our core loan portfolios and deposits in spite of a clearly very challenging economic environment,” stated Philip R. Sherringham, President and Chief Executive Officer. Year-over-year core commercial and home equity lending portfolios increased eight percent and deposits grew six percent. “In addition, the pillars of our financial position – strong asset quality and prudent management of our excess capital – have served us well in these challenging times and continue to differentiate us from most in the banking sector.”

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People’s United Financial, Inc. Reports 3Q Earnings

Sherringham added, “We believe our asset quality has held up remarkably well on both a relative and absolute basis through the recent recessionary cycle and most of the bad news is substantially behind us. While we are well-positioned to benefit from future increases in interest rates given our asset-sensitivity, the current rate environment continues to pressure our net interest margin. Our strategic focus remains on expansion through opportunistic acquisitions even as we continue to pursue organic growth throughout our franchise. The strength of our capital and liquidity, asset quality and earnings, as well as the fact that our balance sheet remains funded almost entirely by deposits and stockholders’ equity, continue to set us apart from most in the industry.”

“Significant drivers of the company’s performance this quarter were our first increase in the net interest margin since last year’s third quarter, continued loan growth across our strategic lending businesses, improvements in fee income and expense control, partially offset by higher net loan charge-offs and our decision to increase the allowance for loan losses,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “The 7 basis point increase in the net interest margin was primarily attributable to a reduction in our cost of deposits. In addition, during the third quarter, mortgage-backed securities with a book value of $308 million were sold, and the proceeds have been reinvested in mortgage-backed securities with substantially-equivalent maturities and yields. This investment portfolio repositioning, which was undertaken to mitigate prepayment risk, generated security gains totaling $4.8 million.”

Commenting on asset quality, Burner stated, “A single shared national credit accounted for $6.1 million, or 38 percent, of this quarter’s net loan charge-offs. Non-performing loans increased $7.7 million, or 5 percent, this quarter, signaling what we believe to be stabilization across the loan portfolio. Notwithstanding the slight increase in non-performing assets, our continued modest level of net loan charge-offs in this current economic environment remains a testament to our disciplined underwriting standards.”

Third quarter net loan charge-offs totaled $16.0 million compared to $6.0 million in the second quarter of 2009. Net loan charge-offs as a percent of average loans on an annualized basis were 0.44 percent in the third quarter of 2009 compared to 0.16 percent in this year’s second quarter and were 0.26 percent for the nine months ended September 30, 2009. The provision for loan losses in the third quarter of 2009 reflects a $5.5 million increase in the allowance for loan losses to $172.5 million at September 30, 2009.

At September 30, 2009, non-performing loans totaled $175.7 million and the ratio of non-performing loans to total loans was 1.23 percent, compared to $168.0 million and 1.15 percent, respectively, at June 30, 2009. Non-performing assets totaled $192.7 million at September 30, 2009, a $10.7 million increase from June 30, 2009. Non-performing assets equaled 1.35 percent of total loans, REO and repossessed assets at September 30, 2009 compared to 1.25 percent at June 30, 2009. At September 30, 2009, the allowance for loan losses as a percentage of total loans was 1.21 percent and as a percentage of non-performing loans was 98 percent, compared to 1.15 percent and 99 percent, respectively, at June 30, 2009.

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People’s United Financial, Inc. Reports 3Q Earnings

Results for the first two quarters of 2009 and the fourth quarter of 2008 have been revised to reflect the recognition of additional non-interest expense relating to an unintentional under accrual of certain operating expenses. The effect of these revisions was immaterial to each period (no change in diluted earnings per share for the second quarter of 2009 and a one cent reduction in diluted earnings per share for both the first quarter of 2009 and the fourth quarter of 2008). Net income for the three months ended June 30, 2009, March 31, 2009 and December 31, 2008 was reduced by $2.1 million, $2.5 million and $1.7 million, respectively.

Conference Call

On October 16, 2009, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the tangible equity and efficiency ratios, and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio is used by management in its assessment of financial performance specifically as it relates to non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles and fair value adjustments, losses on real estate assets and nonrecurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be nonrecurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares outstanding.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2009 Financial Highlights

Summary

•	Net income totaled $26.8 million, or $0.08 per share.

•	Net interest income on a fully taxable equivalent basis totaled $146.1 million.

•	Net interest margin increased 7 basis points from 2Q09 to 3.19%.

•	Average short-term investments totaled $3.1 billion, or 17% of average earning assets, and yielded 0.22% in 3Q09.

•	Average deposits increased $151 million, or 4% annualized, from 2Q09.

•	Provision for loan losses totaled $21.5 million.

•	Net loan charge-offs totaled $16.0 million in 3Q09 (including $6.1 million related to one shared national credit) compared to $6.0 million in 2Q09.

•	The allowance for loan losses was increased by $5.5 million in 3Q09 from 2Q09 levels.

•	Non-interest income, excluding net security gains, totaled $75.5 million in 3Q09 compared to $73.0 million in 2Q09.

•	Gains on sales of residential mortgage loans increased $1.4 million from 2Q09.

•	Net security gains totaled $4.7 million in 3Q09 and $12.0 million in 2Q09.

•	Non-interest expense, excluding an FDIC special assessment charge in 2Q09, totaled $165.1 million in 3Q09 compared to $167.8 million in 2Q09.

•	FDIC special assessment charge in 2Q09 totaled $8.4 million.

•	Effective income tax rate was 31.2% in 3Q09.

Commercial Banking

•	Average commercial banking loans, excluding shared national credits, increased $79 million, or 4% annualized, from 2Q09 to $8.7 billion.

•	Shared national credits totaled $614.2 million at September 30, 2009, a $24.7 million decrease from June 30, 2009.

•	Non-performing commercial banking assets totaled $131.3 million at September 30, 2009, an $8.8 million increase from June 30, 2009.

•	Includes $26.4 million attributable to two non-performing shared national credits.

•	The ratio of non-performing commercial banking loans to total commercial banking loans was 1.28% at September 30, 2009 compared to 1.21% at June 30, 2009.

•	Net loan charge-offs totaled $11.2 million, or 0.48% annualized, of average commercial banking loans in 3Q09, compared to $3.3 million, or 0.15% annualized, in 2Q09.

•	Excluding the shared national credit partial charge-off, net loan charge-offs totaled $5.1 million, or 0.22% annualized in 3Q09.

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People’s United Financial, Inc. Reports 3Q Earnings

Retail & Small Business Banking

•	Average residential mortgage loans totaled $2.8 billion, a $180 million decrease from 2Q09, reflecting People’s United Financial’s strategy to sell essentially all newly-originated loans.

•	Net loan charge-offs totaled $2.6 million, or 0.37% annualized, of average residential mortgage loans.

•	The ratio of non-performing residential mortgage loans to total residential mortgage loans was 1.88% at September 30, 2009 compared to 1.74% at June 30, 2009.

•	Average home equity loans totaled $2.0 billion, unchanged from 2Q09.

•	Net loan charge-offs totaled $0.8 million, or 0.16% annualized, of average home equity loans.

•	Average indirect auto loans totaled $0.2 billion, unchanged from 2Q09.

•	Net loan charge-offs totaled $0.9 million, or 1.54% annualized, of average indirect auto loans.

Wealth Management

•	Wealth Management income increased $0.5 million from 2Q09.

•	Insurance revenue increased $1.1 million, reflecting the seasonal nature of insurance renewals.

•	Assets under custody, management and safekeeping, which are not reported as assets of People’s United Financial, totaled $12.3 billion at September 30, 2009 compared to $12.5 billion at June 30, 2009.

People’s United Financial, a diversified financial services company with $21 billion in assets, provides commercial banking, retail and small business banking, and wealth management services through a network of nearly 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful completion of the integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2009	June 30, 2009 (1)	March 31, 2009 (1)	Dec. 31, 2008 (1)	Sept. 30, 2008
Operating Data:
Net interest income	$145.3	$141.2	$142.8	$153.3	$159.8
Provision for loan losses	21.5	14.0	7.9	8.7	6.8
Non-interest income (2)	80.2	85.0	72.2	73.7	74.2
Non-interest expense (3)	165.1	176.2	171.1	168.2	158.7
Income before income tax expense	38.9	36.0	36.0	50.1	68.5
Net income	26.8	25.3	24.2	33.7	46.0

Selected Statistical Data:
Net interest margin (4)	3.19%	3.12%	3.25%	3.55%	3.71%
Return on average assets (4)	0.51	0.49	0.48	0.67	0.92
Return on average tangible assets (4)	0.55	0.53	0.52	0.73	0.99
Return on average stockholders’ equity (4)	2.1	2.0	1.9	2.6	3.5
Return on average tangible stockholders’ equity (4)	3.0	2.8	2.7	3.6	5.0
Efficiency ratio	71.1	73.7	75.1	70.2	64.9

Per Common Share Data:
Diluted earnings per share	$0.08	$0.08	$0.07	$0.10	$0.14
Dividends paid per share	0.15	0.15	0.15	0.15	0.15
Dividend payout ratio	191.3%	202.0%	207.3%	149.1%	108.7%
Book value (end of period)	$15.24	$15.29	$15.38	$15.44	$15.65
Tangible book value (end of period)	10.71	10.75	10.81	10.86	11.06
Stock price:
High	17.41	18.54	18.18	20.15	21.76
Low	14.84	14.72	15.61	14.75	13.92
Close (end of period)	15.56	15.07	17.97	17.83	19.25
Average diluted common shares outstanding (in millions)	333.38	332.97	332.78	332.33	331.32

(1)	Previously reported amounts for the three months ended June 30, 2009, March 31, 2009 and December 31, 2008 have been revised to reflect the recognition of additional non-interest expense, which, after taxes, reduced net income by $2.1 million, $2.5 million and $1.7 million, respectively. Diluted earnings per share were reduced by $0.01 in both the three months ended March 31, 2009 and December 31, 2008 (no impact on the three months ended June 30, 2009). Certain statistical data and other per common share data have been revised as necessary.
(2)	Includes net security gains of $4.7 million, $12.0 million and $5.4 million for the three months ended September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
(3)	Includes an FDIC special assessment charge of $8.4 million for the three months ended June 30, 2009.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Nine Months Ended
(dollars in millions, except per share data)	Sept. 30, 2009 (1)	Sept. 30, 2008
Operating Data:
Net interest income	$429.3	$483.1
Provision for loan losses	43.4	17.5
Non-interest income (2)	237.4	229.9
Non-interest expense (3)	512.4	540.8
Income before income tax expense	110.9	154.7
Net income	76.3	104.1

Selected Statistical Data:
Net interest margin (4)	3.18%	3.65%
Return on average assets (4)	0.49	0.68
Return on average tangible assets (4)	0.53	0.73
Return on average stockholders’ equity (4)	2.0	2.7
Return on average tangible stockholders’ equity (4)	2.8	3.8
Efficiency ratio	73.3	65.4

Per Common Share Data:
Diluted earnings per share	$0.23	$0.32
Dividends paid per share	0.45	0.43
Dividend payout ratio	199.9%	138.6%
Book value (end of period)	$15.24	$15.65
Tangible book value (end of period)	10.71	11.06
Stock price:
High	18.54	21.76
Low	14.72	13.92
Close (end of period)	15.56	19.25
Average diluted common shares outstanding (in millions)	333.03	330.22

(1)	See Financial Highlights footnote (1) on page 6.
(2)	Includes net security gains of $22.1 million and $8.1 million for the nine months ended September 30, 2009 and 2008, respectively.
(3)	Includes an FDIC special assessment charge of $8.4 million for the nine months ended September 30, 2009, and merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the nine months ended September 30, 2008.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Financial Condition Data:
General:
Total assets	$20,810	$20,812	$20,681	$20,168	$20,042
Loans	14,302	14,553	14,648	14,566	14,331
Short-term investments (1)	3,077	3,073	2,756	1,139	2,534
Securities	550	491	806	1,902	428
Allowance for loan losses	173	167	159	158	155
Goodwill and other acquisition-related intangibles	1,520	1,525	1,531	1,536	1,537
Deposits	15,050	15,023	14,846	14,269	14,152
Borrowings	154	160	185	188	152
Subordinated notes	182	181	181	181	180
Stockholders’ equity	5,115	5,130	5,156	5,174	5,239
Non-performing assets	193	182	142	94	91
Net loan charge-offs	16.0	6.0	6.4	5.7	4.0

Average Balances:
Loans	$14,454	$14,595	$14,603	$14,371	$14,310
Short-term investments (1)	3,105	2,816	1,824	1,610	2,325
Securities	782	799	1,275	1,393	715
Total earning assets	18,341	18,210	17,702	17,374	17,350
Total assets	20,870	20,759	20,258	20,057	20,057
Deposits	15,037	14,886	14,346	14,117	14,193
Total funding liabilities	15,365	15,237	14,721	14,479	14,520
Stockholders’ equity	5,135	5,162	5,164	5,230	5,204

Ratios:
Net loan charge-offs to average loans (annualized)	0.44%	0.16%	0.18%	0.16%	0.11%
Non-performing assets to total loans, REO and repossessed assets	1.35	1.25	0.97	0.64	0.64
Allowance for loan losses to non-performing loans	98.2	99.4	126.1	186.8	181.6
Allowance for loan losses to total loans	1.21	1.15	1.09	1.08	1.08
Average stockholders’ equity to average total assets	24.6	24.9	25.5	26.1	25.9
Stockholders’ equity to total assets	24.6	24.7	24.9	25.7	26.1
Tangible stockholders’ equity to tangible assets	18.6	18.7	18.9	19.5	20.0
Total risk-based capital (2)	14.0	13.7	13.5	13.4	16.2

(1)	Includes securities purchased under agreements to resell.
(2)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s September 30, 2009 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Assets
Cash and due from banks	$410.9	$343.0	$437.5
Short-term investments	1,933.0	2,672.8	2,533.5

Total cash and cash equivalents	2,343.9	3,015.8	2,971.0

Securities:
Trading account securities, at fair value	10.3	12.2	33.3
Securities available for sale, at fair value	453.4	446.8	362.4
Securities held to maturity, at amortized cost	55.3	0.8	1.4
Federal Home Loan Bank stock, at cost	31.1	31.1	31.1

Total securities	550.1	490.9	428.2

Securities purchased under agreements to resell	1,144.0	400.0	—

Loans:
Commercial real estate	5,365.8	5,234.2	4,871.9
Commercial	4,011.4	4,094.6	4,074.3
Residential mortgage	2,654.0	2,950.1	3,262.3
Consumer	2,270.4	2,273.7	2,122.1

Total loans	14,301.6	14,552.6	14,330.6
Less allowance for loan losses	(172.5)	(167.0)	(154.5)

Total loans, net	14,129.1	14,385.6	14,176.1

Goodwill and other acquisition-related intangibles	1,520.2	1,525.3	1,536.9
Premises and equipment	261.7	258.2	265.6
Bank-owned life insurance	235.2	233.0	227.1
Other assets	625.9	502.7	437.1

Total assets	$20,810.1	$20,811.5	$20,042.0

Liabilities
Deposits:
Non-interest-bearing	$3,192.8	$3,310.4	$3,176.1
Savings, interest-bearing checking and money market	6,926.0	6,609.7	6,115.3
Time	4,931.6	5,102.9	4,860.4

Total deposits	15,050.4	15,023.0	14,151.8

Borrowings:
Repurchase agreements	139.0	145.5	117.6
Federal Home Loan Bank advances	15.0	14.6	15.3
Other	—	—	19.0

Total borrowings	154.0	160.1	151.9

Subordinated notes	181.5	181.2	180.2
Other liabilities	309.0	316.9	319.5

Total liabilities	15,694.9	15,681.2	14,803.4

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 348.4 million shares, 348.3 million shares and 347.8 million shares issued)	3.5	3.5	3.5
Additional paid-in capital	4,506.3	4,500.6	4,475.6
Retained earnings	943.4	968.4	1,037.6
Treasury stock, at cost (3.3 million shares, 3.3 million shares and 3.2 million shares)	(59.6)	(60.1)	(58.0)
Accumulated other comprehensive loss	(81.4)	(83.3)	(15.9)
Unallocated common stock of Employee Stock Ownership Plan	(197.0)	(198.8)	(204.2)

Total stockholders’ equity	5,115.2	5,130.3	5,238.6

Total liabilities and stockholders’ equity	$20,810.1	$20,811.5	$20,042.0

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2009	June 30, 2009 (1)	March 31, 2009 (1)	Dec. 31, 2008 (1)	Sept. 30, 2008
Interest and dividend income:
Commercial real estate	$73.9	$70.8	$69.0	$73.9	$75.4
Commercial	49.6	50.6	50.6	54.9	56.6
Residential mortgage	35.1	37.8	40.7	43.2	45.4
Consumer	24.0	24.0	23.9	25.8	27.2

Total interest on loans	182.6	183.2	184.2	197.8	204.6
Securities	7.5	7.2	9.3	8.5	4.8
Short-term investments	1.4	1.6	1.7	6.1	12.5
Securities purchased under agreements to resell	0.4	0.2	—	—	0.5

Total interest and dividend income	191.9	192.2	195.2	212.4	222.4

Interest expense:
Deposits	42.5	46.8	48.2	54.6	58.0
Borrowings	0.3	0.4	0.4	0.7	0.8
Subordinated notes	3.8	3.8	3.8	3.8	3.8

Total interest expense	46.6	51.0	52.4	59.1	62.6

Net interest income	145.3	141.2	142.8	153.3	159.8
Provision for loan losses	21.5	14.0	7.9	8.7	6.8

Net interest income after provision for loan losses	123.8	127.2	134.9	144.6	153.0

Non-interest income:
Investment management fees	8.4	8.6	7.5	9.6	8.9
Insurance revenue	7.9	6.8	8.3	7.3	8.8
Brokerage commissions	2.8	3.2	3.3	3.2	4.1

Total wealth management income	19.1	18.6	19.1	20.1	21.8

Bank service charges	33.3	32.9	30.4	31.5	33.1
Merchant services income	6.7	6.1	5.8	6.6	7.5
Bank-owned life insurance	2.2	2.7	1.6	1.5	2.1
Net security gains (losses)	4.7	12.0	5.4	0.2	(0.2)
Net gains on sales of residential mortgage loans	5.2	3.8	1.9	0.8	1.5
Other non-interest income	9.0	8.9	8.0	13.0	8.4

Total non-interest income	80.2	85.0	72.2	73.7	74.2

Non-interest expense:
Compensation and benefits	86.0	86.6	88.7	83.2	85.6
Occupancy and equipment	27.5	26.3	28.0	26.5	26.1
Professional and outside service fees	11.6	11.7	10.7	12.8	11.9
Amortization of other acquisition-related intangibles	5.1	5.3	5.2	5.5	5.3
Merchant services expense	5.7	5.2	4.9	5.6	6.8
Other non-interest expense	29.2	41.1	33.6	34.6	23.0

Total non-interest expense	165.1	176.2	171.1	168.2	158.7

Income before income tax expense	38.9	36.0	36.0	50.1	68.5
Income tax expense	12.1	10.7	11.8	16.4	22.5

Net income	$26.8	$25.3	$24.2	$33.7	$46.0

Diluted earnings per common share	$0.08	$0.08	$0.07	$0.10	$0.14

(1)	See Financial Highlights footnote (1) on page 6.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
(in millions, except per share data)	Sept. 30, 2009 (1)	Sept. 30, 2008
Interest and dividend income:
Commercial real estate	$213.7	$228.2
Commercial	150.8	174.2
Residential mortgage	113.6	146.7
Consumer	71.9	85.1

Total interest on loans	550.0	634.2
Securities	24.0	22.3
Short-term investments	4.7	40.8
Securities purchased under agreements to resell	0.6	7.5

Total interest and dividend income	579.3	704.8

Interest expense:
Deposits	137.5	207.5
Borrowings	1.1	2.8
Subordinated notes	11.4	11.4

Total interest expense	150.0	221.7

Net interest income	429.3	483.1
Provision for loan losses	43.4	17.5

Net interest income after provision for loan losses	385.9	465.6

Non-interest income:
Investment management fees	24.5	27.2
Insurance revenue	23.0	26.0
Brokerage commissions	9.3	12.8

Total wealth management	56.8	66.0

Bank service charges	96.6	96.2
Merchant services income	18.6	21.0
Bank-owned life insurance	6.5	6.8
Net security gains	22.1	8.1
Net gains on sales of residential mortgage loans	10.9	5.7
Other non-interest income	25.9	26.1

Total non-interest income	237.4	229.9

Non-interest expense:
Compensation and benefits	261.3	261.4
Occupancy and equipment	81.8	83.8
Professional and outside service fees	34.0	35.2
Amortization of other acquisition-related intangibles	15.6	15.8
Merchant services expense	15.8	18.2
Merger-related expenses	—	36.5
Other non-interest expense	103.9	89.9

Total non-interest expense	512.4	540.8

Income before income tax expense	110.9	154.7
Income tax expense	34.6	50.6

Net income	76.3	104.1

Diluted earnings per common share	$0.23	$0.32

(1)	See Financial Highlights footnote (1) on page 6.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2009			June 30, 2009			September 30, 2008
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,344.7	$1.4	0.23%	$2,543.9	$1.6	0.26%	$2,235.3	$12.5	2.24%
Securities purchased under agreements to resell	760.0	0.4	0.19	272.5	0.2	0.23	89.6	0.5	2.05
Securities (2)	782.5	7.5	3.84	798.6	7.2	3.60	714.9	4.8	2.72
Loans:
Commercial real estate	5,302.3	73.9	5.58	5,154.4	70.8	5.49	4,837.1	75.4	6.23
Commercial	4,072.8	50.4	4.94	4,175.7	51.5	4.94	4,035.3	57.6	5.71
Residential mortgage	2,808.9	35.1	5.00	2,988.8	37.8	5.05	3,360.5	45.4	5.40
Consumer	2,269.9	24.0	4.24	2,275.9	24.0	4.22	2,076.9	27.2	5.25

Total loans	14,453.9	183.4	5.08	14,594.8	184.1	5.04	14,309.8	205.6	5.75

Total earning assets	18,341.1	$192.7	4.20%	18,209.8	$193.1	4.24%	17,349.6	$223.4	5.15%

Other assets	2,529.0			2,549.5			2,707.4

Total assets	$20,870.1			$20,759.3			$20,057.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,222.4	$—	—%	$3,192.0	$—	—%	$3,137.6	$—	—%
Savings, interest-bearing checking and money market	6,798.0	11.6	0.68	6,600.5	12.1	0.74	6,170.7	18.2	1.18
Time	5,016.4	30.9	2.47	5,093.5	34.7	2.72	4,884.6	39.8	3.26

Total deposits	15,036.8	42.5	1.13	14,886.0	46.8	1.26	14,192.9	58.0	1.63

Borrowings:
Repurchase agreements	132.1	0.1	0.47	155.8	0.2	0.43	113.5	0.4	1.65
Federal Home Loan Bank advances	14.6	0.2	5.30	14.6	0.2	5.30	15.3	0.2	5.31
Other	—	—	—	—	—	—	18.0	0.2	3.79

Total borrowings	146.7	0.3	0.95	170.4	0.4	0.84	146.8	0.8	2.29

Subordinated notes	181.3	3.8	8.34	181.0	3.8	8.36	180.0	3.8	8.41

Total funding liabilities	15,364.8	$46.6	1.21%	15,237.4	$51.0	1.34%	14,519.7	$62.6	1.73%

Other liabilities	370.8			359.8			333.1

Total liabilities	15,735.6			15,597.2			14,852.8
Stockholders’ equity	5,134.5			5,162.1			5,204.2

Total liabilities and stockholders’ equity	$20,870.1			$20,759.3			$20,057.0

Net interest income/spread (3)		$146.1	2.99%		$142.1	2.90%		$160.8	3.42%

Net interest margin			3.19%			3.12%			3.71%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $0.8 million, $0.9 million and $1.0 million for the three months ended September 30, 2009, June 30, 2009 and September 30, 2008, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2009			September 30, 2008
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,239.6	$4.7	0.28%	$2,059.8	$40.8	2.64%
Securities purchased under agreements to resell	347.0	0.6	0.20	414.3	7.5	2.43
Securities (2)	950.1	24.0	3.38	880.1	22.3	3.39
Loans:
Commercial real estate	5,160.1	213.7	5.52	4,795.2	228.2	6.34
Commercial	4,152.4	153.4	4.92	3,979.3	177.1	5.93
Residential mortgage	2,971.3	113.6	5.10	3,630.7	146.7	5.39
Consumer	2,266.2	71.9	4.23	2,018.4	85.1	5.62

Total loans	14,550.0	552.6	5.06	14,423.6	637.1	5.89

Total earning assets	18,086.7	$581.9	4.29%	17,777.8	$707.7	5.31%

Other assets	2,544.6			2,701.4

Total assets	$20,631.3			$20,479.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,173.9	$—	—%	$3,151.9	$—	—%
Savings, interest-bearing checking and money market	6,564.1	36.3	0.74	6,224.1	61.9	1.33
Time	5,020.8	101.2	2.69	5,208.3	145.6	3.73

Total deposits	14,758.8	137.5	1.24	14,584.3	207.5	1.90

Borrowings:
Repurchase agreements	152.9	0.5	0.45	113.5	1.7	2.00
Federal Home Loan Bank advances	14.7	0.6	5.29	16.6	0.6	5.11
Other	2.8	—	1.96	20.3	0.5	3.03

Total borrowings	170.4	1.1	0.89	150.4	2.8	2.48

Subordinated notes	181.0	11.4	8.36	181.8	11.4	8.32

Total funding liabilities	15,110.2	$150.0	1.32%	14,916.5	$221.7	1.98%

Other liabilities	367.8			355.9

Total liabilities	15,478.0			15,272.4
Stockholders’ equity	5,153.3			5,206.8

Total liabilities and stockholders’ equity	$20,631.3			$20,479.2

Net interest income/spread (3)		$431.9	2.97%		$486.0	3.33%

Net interest margin			3.18%			3.65%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $2.6 million and $2.9 million for the nine months ended September 30, 2009 and 2008, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Non-accrual loans:
Commercial real estate	$80.2	$75.0	$53.8	$29.8	$29.9
Residential mortgage	49.8	51.4	42.3	24.2	21.1
Commercial	21.0	21.3	16.3	21.1	23.9
PCLC	18.6	16.5	9.0	5.8	6.9
Consumer	6.1	3.8	4.6	3.3	3.2
Indirect auto	—	—	0.1	0.1	0.1

Total non-accrual loans (1)	175.7	168.0	126.1	84.3	85.1
Real estate owned (“REO”) and repossessed assets, net	17.0	14.0	15.9	9.4	6.3

Total non-performing assets	$192.7	$182.0	$142.0	$93.7	$91.4

Non-performing loans as a percentage of total loans	1.23%	1.15%	0.86%	0.58%	0.59%
Non-performing assets as a percentage of:
Total loans, REO and repossessed assets	1.35	1.25	0.97	0.64	0.64
Tangible stockholders’ equity and allowance for loan losses	5.11	4.82	3.75	2.47	2.37

(1)	Reported net of government guarantees totaling $7.2 million at September 30, 2009, $7.1 million at June 30, 2009, $7.2 million at March 31, 2009, $6.5 million at December 31, 2008 and $6.4 million at September 30, 2008.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Balance at beginning of period	$167.0	$159.0	$157.5	$154.5	$151.7
Charge-offs	(17.2)	(6.9)	(6.9)	(6.9)	(5.0)
Recoveries	1.2	0.9	0.5	1.2	1.0

Net loan charge-offs	(16.0)	(6.0)	(6.4)	(5.7)	(4.0)
Provision for loan losses	21.5	14.0	7.9	8.7	6.8

Balance at end of period	$172.5	$167.0	$159.0	$157.5	$154.5

Allowance for loan losses as a percentage of:
Total loans	1.21%	1.15%	1.09%	1.08%	1.08%
Non-performing loans	98.2	99.4	126.1	186.8	181.6

NET LOAN CHARGE-OFFS
	Three Months Ended
(dollars in millions)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Commercial real estate	$7.7	$0.4	$1.0	$1.5	$1.2
Residential mortgage	2.6	0.8	0.5	0.8	0.1
PCLC	2.0	1.8	0.8	0.5	0.2
Commercial	1.5	1.1	1.9	1.2	1.1
Consumer	1.3	1.2	1.2	0.9	0.6
Indirect auto	0.9	0.7	1.0	0.8	0.8

Total	$16.0	$6.0	$6.4	$5.7	$4.0

Net loan charge-offs to average loans (annualized)	0.44%	0.16%	0.18%	0.16%	0.11%